Exhibit 23.1





                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 2004 (except for Note 4, as to which the date is February 27, 2004) in Amendment No.1 to the Registration Statement (Form S-4, No. 333-111891) and related Prospectus of Koppers Inc. for the registration of $320,000,000 Senior Secured Notes Due 2013.


                                                              Ernst & Young LLP


Pittsburgh, Pennsylvania
March 15, 2004